Exhibit 99.1

NEWS RELEASE

Contacts:	Investors:	Media:
	Brad Samson	Audrey Mautner
	949-719-2220	303-495-7197
	brad.samson@trizetto.com	audrey.mautner@trizetto.com

TriZetto Responds to Verdict in

Associated Third Party Administrators v. The TriZetto Group, Inc.

NEWPORT BEACH, Calif. – October 27, 2004 –The TriZetto Group, Inc. (Nasdaq: TZIX) announced today that a jury in California Superior Court, County of Alameda, delivered its verdict yesterday in the case of Associated Third Party Administrators v. The TriZetto Group, Inc., a dispute involving technology agreements between TriZetto and Associated Third Party Administrators (ATPA), a former QicLink™ customer of TriZetto. In its verdict, the jury found that TriZetto made certain misrepresentations to ATPA in connection with the license of QicLink software in 2001 and awarded damages of approximately $1.85 million, representing primarily the amount of the license fee paid by ATPA. The jury will also consider whether punitive damages are appropriate on certain claims in a subsequent phase of the trial, which is scheduled to begin next week.

As a result of the verdict and its impact on the company’s financial performance, TriZetto reviewed its legal accrual and other provisions that are affected by the company’s performance. Based on this review, TriZetto has determined that its reserves at the end of the third quarter are adequate to cover the amount awarded by the jury. Accordingly, the company believes that the award will not change its revenue, net income or earnings per share amounts included in the company’s earnings release issued on October 26, 2004. At this time, TriZetto has not recorded any reserves for any potential punitive damages.

The company is reviewing all actions available to limit or reverse its exposure on this matter.

About TriZetto

TriZetto serves the payer market, which is comprised primarily of national and regional health insurance plans, and benefits administrators that provide transaction services to self-insured employer groups. The company offers a broad portfolio of information technology products, including software, services and consulting, tailored to the needs of healthcare payers. Introduced in 1981, QicLink is used by 167 healthcare organizations to process an estimated 100 million transactions annually for nearly 10 million health plan members. Headquartered in Newport Beach, Calif., TriZetto can be reached at 949-719-2200 or www.trizetto.com.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about future net revenues, profits, and financial results, the market for TriZetto’s services, future service offerings, industry trends, client and partner relationships, and TriZetto’s operational capabilities. Actual results may differ materially from those stated in any forward-looking statements based on a number of factors, including the lack of any reserves for punitive damages on Associated Third Party Administrators v. The TriZetto Group, Inc., effectiveness of TriZetto’s implementation of its business plan, the market’s acceptance of TriZetto’s new and existing products and services, the timing of new bookings, risks associated with management of growth, reliance on third parties to supply key components of TriZetto’s services, attraction and retention of employees, variability of quarterly operating results, competitive factors, risks associated with acquisitions, changes in demand for third party products or solutions which form the basis of TriZetto’s service and product offerings, financial stability of our customers, the ability of TriZetto to meet its contractual obligations to customers, including service level and disaster recovery commitments, risks generally associated with litigation (including the action referenced above); changes in government laws and regulations and risks associated with rapidly changing technology, as well as the other risks identified in TriZetto’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting TriZetto’s investor relations department at 949-719-2225 or at TriZetto’s web site at www.trizetto.com. All information in this release is as of October 27, 2004. TriZetto undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

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